Exhibit 99.1

                                   [LOGO] AFR
                               AMERICAN FINANCIAL
                                  REALTY TRUST

At the Company:                                  Media Inquiries:
Muriel Lange                                     Margot Olcay
Investor Relations                               Rubenstein Communications, Inc.
(215) 887-2280 (X3023)                           Phone: (212) 843-8284
Email: mlange@afrt.com                           E-mail: molcay@rubenstein.com

      American Financial Realty Trust Announces 2007 Second Quarter Results

o     Records revenues of $100.7 million

o Reports Adjusted funds from operations (AFFO) of $23.1 million, or $0.18 per share

o     Leverage ratio of 63% (of net assets at net book value)

JENKINTOWN, PA. August 3, 2007 - American Financial Realty Trust (NYSE:AFR) today reported financial results for the second quarter of 2007, which ended June 30, 2007. For the quarter, the Company reported revenues from continuing operations of $100.7 million, excluding interest and other income, a decrease of $0.3 million compared with the prior quarter, which ended March 31, 2007.

Funds from operations ("FFO")(1) during the second quarter were $1.7 million or a decrease of $0.04 per share compared with the first quarter, which was primarily driven by impairment charges on assets Held-for-Sale, partially offset by lower interest expense.

Adjusted funds from operations ("AFFO")(2) in the second quarter were $23.1 million, or $0.18 per share, an increase of $0.01 per share compared with the prior quarter.

----------
(1) FFO is defined as net income (loss) before minority interest, in our operating partnership (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, less any impairments of asset values at cost (unrealized loss), plus real estate related depreciation and amortization (excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures.

(2) Commencing with the third quarter 2006, AFFO no longer includes GAAP gains (the difference between sale price and net book value (original purchase price less accumulated depreciation)) as a component of AFR's core earnings. The Company includes economic gains (the difference between sale price and original purchase price) realized during the reporting period solely to offset transaction costs incurred on assets sold and impairments taken within the same period. Quarter over quarter and year over year AFFO comparisons for 2006 and 2005 using the Company's revised AFFO reporting methodology were presented in its October 9, 2006 press release, which is available on the Company's website.

For the second quarter, the Company's weighted average diluted common shares and operating partnership units outstanding were 130.6 million, reflecting the repurchase of 1.6 million shares during the period, completing the Company's initial repurchase of 2.4 million shares of its authorized $100 million share repurchase program which commenced in the first quarter.

MG&A expenses for the second quarter, inclusive of deferred equity compensation costs decreased $0.5 million compared with the prior quarter.

Assets sold during the second quarter resulted in a GAAP gain of $40.7 million, before minority interest. Impairment charges of $13.3 million were recognized for properties sold during the period and other properties that the Company expects to sell in subsequent quarters. Additionally, the Company realized an aggregate $8.1 million gain on the extinguishment of debt from the Fireman's Fund transaction.

For the second quarter, economic gains related to assets sold totaled $27.3 million. Of these gains, $13.4 million were included in AFFO as an offset of costs associated with dispositions (impairment costs and yield maintenance fees).

EBITDA during the second quarter was $44.5 million, an increase of $0.7 million compared with the prior quarter of $43.8 million.

Interest expense related to continuing operations, excluding the amortization of deferred financing costs, was $31.1 million, compared with $30.9 million in the first quarter of 2007.

AFR's second quarter dividend for shareholders of beneficial interest of $0.19 per share was paid on July 20, 2007, to shareholders and Operating Partnership unit holders on June 30, 2007.

EXECUTIVE COMMENTARY

"The Company's continued positive trajectory over the past four quarters is a testament to the leadership of our president and CEO, Hal Pote, who passed away suddenly on June 26, 2007. Hal had a significant impact on the Company, and we are saddened by his untimely death," stated Lewis S. Ranieri, non-executive chairman of the board of trustees.

"Taking the Company forward is our executive management team, Glenn Blumenthal, chief operating officer, Edward Matey Jr., general counsel, and David Nettina, chief financial officer and chief real estate officer (CRO), who have been appointed members of the interim office of the president. We have full confidence that this expert team, which had been working so closely with Hal to implement the Company's strategic plan, will continue to lead the Company in the right direction with the full support of our talented and hard-working employees."

"This quarter's results continue to reflect the changing character of our investment portfolio," said David Nettina, co-president, chief financial officer, and CRO for AFR. "Our core operating results, or adjusted funds from operations (AFFO) were in line with our expectations at $0.18 per share, and one cent better than the prior quarter. We continue to progress toward full dividend coverage, increasing the AFFO dividend coverage ratio to 92% in the second quarter.

"During the second quarter, we continued to make progress on all key fronts," continued Nettina. "We maintained our focus on the reduction of our general and administrative costs. This quarter G&A decreased $4.6 million compared to the same quarter last year. Normalizing this improvement for the reversal of our former CEO's equity stock award, G&A was $2.9 million better than the prior quarter a year ago, which was our target quarter by which we measure the success of our repositioning program.

"In addition, we're driving profitability in the properties retained in our investment portfolio through continued lease-up and expense management initiatives such as achieving a $2.9 million or 30% reduction in our property and casualty insurance program.

"Finally, we are moving toward developing joint venture opportunities in order to more efficiently deploy our capital and to better match investment returns with underlying cost of capital."

Glenn Blumenthal, co-president and chief operating officer, commented, "As of June 30, 2007, our top ten customers, who comprise 65% of our base revenue and 70% of our square footage, are tenants who command an A- or better credit rating. In addition, at our Blair Mill and North Wakefield properties we increased our occupancy to 100%, which also eliminated both of these properties from our previous list of top ten vacancies. As a result, the properties in our core portfolio now post a 90.7 % occupancy rate."

Added Blumenthal, "We are continuing to build a pipeline of new business opportunities, including our calling program through our joint marketing partnership with Sandler O'Neill & Partners, and are currently in active discussion with more than 20 mid-size community banks and recently closed the acquisition of Heritage Oaks."

SECOND QUARTER 2007 PORTFOLIO AND TENANT OVERVIEW

Occupancy(3): As of June 30, 2007, the portfolio included in continuing operations had occupancy of 90.7%, while Held-for-Sale assets had an average occupancy of 57.8%. Stable occupancy was 86.7%; total occupancy was 86.3%; and Same Store occupancy was 91.5%.

Dispositions: The Company sold 18 properties and one excess land parcel, all of which were non-core or off-strategy assets, for an aggregate sales price, net of transaction costs, of $329.2 million. These dispositions resulted in a reduction to the real estate portfolio of 1.09 million square feet, of which approximately 174,000 square feet were vacant. Included in the second quarter sales was the Fireman's Fund Headquarters, a three building Class "A" office campus located in Novato, California, which was sold for a price of $312.0 million before transaction costs. Net proceeds to the Company from the sale, excluding transaction-

----------
(3) Stable occupancy is the total occupancy less any space acquired during the quarter and all activity in the quarter associated with those assets, and recapture space. Total occupancy encompasses the entire portfolio, exclusive of joint venture assets, at any specific point in time. Same Store occupancy includes properties that were owned at the beginning and the end of the reporting period, excluding assets held for sale. See AFR 2Q 2007 Supplemental for additional details.

related expenses and after the assumption of the debt by the purchaser, were approximately $122.4 million, which will be used primarily to repay Company debt.

Acquisitions: The Company acquired 24 bank branch properties and two land parcels, and assumed one leasehold interest under outstanding Formulated Price Contracts with Bank of America and Wachovia for approximately $19.2 million. These properties comprise approximately 100,600 square feet, and all but one of the properties was vacant at the time of acquisition.

In addition, during the quarter the Company completed the sale-leaseback transaction of four fully occupied bank properties from Heritage Oaks Bank for an aggregate purchase price of approximately $13.0 million before acquisition costs. The portfolio assets, consisting of three bank branches and an administrative office building, aggregate approximately 38,400 rentable square felt and are located in the municipalities of Arroyo Grande, Paso Robles and Santa Maria, California.

Combined, all of the acquisitions comprise approximately 139,000 rentable square feet.

Leasing activity: During the quarter, the Company increased occupancy to 100% at its Blair Mill and North Wakefield properties, eliminating both from the top ten vacancies list. AFR added approximately 337,000 square feet of new leasing, from 62 leases, with an average rent per square foot of $13.59.(4) Associated tenant improvement costs, calculated on a weighted average lease term of 7.4 years, were $1.92 per square foot per year. Net leasing absorption for the quarter was approximately 61,000 square feet.

As of June 30, 2007, the total potential recapture space remaining in two portfolios was approximately 93,000 square feet, half of which is expected to be returned in the third quarter.

The following table provides statistics on the AFR portfolio as of June 30, 2007, with comparisons to the portfolio as of March 31, 2007.

----------
(4)   See AFR 2Q 2007 Supplemental page 29 for additional details.

------------------------------------------------------------------------------------------------------------------------------------
                                                                   As of              As of              As of             As of
                                                                  June 30,           June 30,           March 31,         March 31,
                                                                    2007              2007,               2007             2007,
                                                                                  Net of Held-                          Net of Held-
                                                                                     for-Sale                             for-Sale
------------------------------------------------------------------------------------------------------------------------------------
Number of Properties                                                  1,119               937               1,106               901
------------------------------------------------------------------------------------------------------------------------------------
-- Branches                                                             703               603                 684               570
------------------------------------------------------------------------------------------------------------------------------------
-- Branches owned in joint venture                                      239               239                 239               239
------------------------------------------------------------------------------------------------------------------------------------
-- Office Buildings                                                     404               322                 412               321
------------------------------------------------------------------------------------------------------------------------------------
-- Land                                                                  12                12                  10                10
------------------------------------------------------------------------------------------------------------------------------------
Total Square Feet                                                31,459,705        27,220,525          32,366,761        27,011,091
------------------------------------------------------------------------------------------------------------------------------------
-- Branches                                                       4,827,082         3,834,301           4,761,813         3,675,304
------------------------------------------------------------------------------------------------------------------------------------
-- Branches owned in joint venture                                  982,634           982,634             982,634           982,634
------------------------------------------------------------------------------------------------------------------------------------
-- Office Buildings                                              26,632,623        23,386,224          27,604,948        23,335,787
------------------------------------------------------------------------------------------------------------------------------------
Occupancy
------------------------------------------------------------------------------------------------------------------------------------
--Total Occupancy                                                     86.3%             90.7%               86.5%             90.6%
------------------------------------------------------------------------------------------------------------------------------------
--Stable Occupancy                                                    86.7%             91.1%               87.0%             90.9%
------------------------------------------------------------------------------------------------------------------------------------
--Same Store Occupancy (812 properties)                               91.5%             91.5%               91.1%             91.1%
------------------------------------------------------------------------------------------------------------------------------------
% Rent from Financial Institutions                                    80.1%             80.9%               81.0%             81.1%
------------------------------------------------------------------------------------------------------------------------------------
% Rent from "A-" Rated Tenants                                        74.5%             75.0%               76.3%             75.8%
------------------------------------------------------------------------------------------------------------------------------------
% Rent from Net Leases                                                76.4%             77.4%               77.8%             77.9%
------------------------------------------------------------------------------------------------------------------------------------
Lease Expirations (within 1 year)                                      1.6%              1.5%                1.8%              1.7%
------------------------------------------------------------------------------------------------------------------------------------
Average Remaining Lease Term (years)                                   11.3              11.4                11.5              11.6
------------------------------------------------------------------------------------------------------------------------------------
Average Remaining Debt Term (years)                                     9.7               N/A                 9.3               N/A
------------------------------------------------------------------------------------------------------------------------------------
% Fixed Rate Debt to Total Debt                                       96.5%               N/A               90.7%               N/A
------------------------------------------------------------------------------------------------------------------------------------

BALANCE SHEET UPDATE

As of June 30, 2007, the Company's total net debt (net of cash and certain escrow balances) to enterprise value (net debt and equity market capitalization) was 59%, and the ratio of net debt to net assets at net book value was 63%, within the Company's stated targeted range of 60 - 65%. The ratio of net secured debt to total real estate investments and real estate intangibles (at cost and before joint venture investments) was 46%, an improvement of 500 basis points compared with the prior quarter.

Total mortgage debt extinguishment and defeasance related to asset dispositions, in addition to monthly principal amortization, totaled $192.6 million, which was principally related to the sale of the Fireman's Fund headquarters. During the second quarter, other property related debt of $88.7 million was repaid.

As of June 30, 2007, the Company had total indebtedness of approximately $2.1 billion, with a weighted average remaining term of 9.7 years and a weighted average interest rate (including amortized hedging costs) of 5.63%, which is compared to 5.68% in the prior quarter. During the quarter, debt decreased by approximately $281.3 million compared with the prior quarter. Debt declined as a result of the existing mortgage on the Fireman's Fund property being assumed by the purchaser ($186.1 million) and a net paydown of other debt of $95.2 million, principally on our credit line was paid from the excess proceeds received principally from the Fireman's Fund sale.

Subsequent Events

To date in the third quarter 14 property sales were completed for a sales price of approximately $13.8 million, comprising approximately 222,000 square feet.

Conference Call

Management will conduct a conference call and audio web cast at 11 a.m. ET on August 3, 2007 to review the Company's quarterly results. The conference call dial-in number is (303) 262-2130. The audio web cast will be available to the public, on a listen-only basis, via the Investor Relations section of the Company's website at www.afrt.com.

Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Supplemental Quarterly Financial and Operating Data

American Financial publishes supplemental quarterly financial and operating data, which can be found under the Investor Relations section of the Company's website at www.afrt.com. These materials are also available via e-mail by calling 312-640-6770.

Non-GAAP Financial Measures

The Company believes that FFO and AFFO are helpful to investors as measures of the Company's performance as an equity REIT because they provide investors with an understanding of the Company's operating performance and profitability. FFO and AFFO are non-GAAP financial measures commonly used in the REIT industry, and therefore these measures may be useful in comparing the Company's performance with that of other REITs. However, the Company's definitions of FFO and AFFO may differ from those used by other companies, and investors should take definitional differences into account when comparing FFO and AFFO reported by other REITs. Additionally, FFO and AFFO (and their per share equivalents) should be evaluated along with GAAP net income and net income per share (the most directly comparable GAAP measures) in evaluating the performance of equity REITs.

The Company believes that EBITDA, which represents earnings before interest, taxes, depreciation and amortization, is also helpful to investors as a measure of the Company's performance.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company through its operating partnership and various affiliates owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company's website at www.afrt.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words "expects," "anticipates," "estimates," "intends," "believes" and similar expressions that do not relate to historical information. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company's control and could materially affect actual results, performance or achievements. These risks and uncertainties include the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company's ability to maintain and increase occupancy; the Company's ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company's ability to acquire and dispose of certain of its assets from time to time on acceptable terms. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Financial Statements

The attached financial statements and data are presented to supplement the Company's audited and unaudited regulatory filings and should be read in conjunction with those filings. The unaudited financial data presented herein is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings. This financial data was prepared prior to the Company's auditors completing their audit. As such, data otherwise contained in future regulatory filings covering this same time period may differ from the data presented herein. The Company does not accept responsibility for highlighting these changes in its subsequent filings.

                         AMERICAN FINANCIAL REALTY TRUST
                           Comparative Balance Sheets
                           (Unaudited - in thousands)

                                                                                            June 30, 2007        December 31, 2006
                                                                                            -------------        -----------------
Assets
Real estate investments, at cost:
Land                                                                                         $   337,640            $   333,716
Land held for development                                                                          8,417                 14,632
Building and improvements                                                                      1,986,403              1,947,977
Equipment and fixtures                                                                           287,697                283,704
Leasehold interests                                                                               16,153                 16,039
Investment in joint venture                                                                       17,660                 21,903
                                                                                             -----------            -----------
Total real estate investments, at cost                                                         2,653,970              2,617,971
Less accumulated depreciation                                                                   (347,151)              (297,371)
                                                                                             -----------            -----------
Total real estate investment, net                                                              2,306,819              2,320,600
Cash and cash equivalents                                                                         74,464                106,006
Restricted cash                                                                                   79,781                 76,448
Marketable investments and accrued interest                                                        3,684                  3,457
Pledged government securities, net                                                                76,801                 32,391
Tenant and other receivables, net                                                                 72,152                 62,946
Prepaid expenses and other assets                                                                 30,327                 32,191
Assets held for sale                                                                             218,636                594,781
Intangible assets, net of accumulated amortization of $82,479 and $70,044                        305,220                314,753
Deferred costs, net of accumulated amortization of $25,100 and $20,070                            63,171                 62,591
                                                                                             -----------            -----------
Total assets                                                                                 $ 3,231,055            $ 3,606,164
                                                                                             ===========            ===========

Liabilities and Shareholders' Equity
Mortgage notes payable                                                                       $ 1,593,263            $ 1,557,313
Credit facilities                                                                                 73,436                212,609
Convertible notes, net                                                                           446,447                446,343
Accounts payable                                                                                   1,957                  7,246
Accrued interest expense                                                                          15,934                 15,601
Accrued expenses and other liabilities                                                            57,661                 58,940
Dividends and distributions payable                                                               24,996                 25,328
Below market lease liabilities, net of accumulated amortization
  of $12,376 and $10,874                                                                          55,652                 57,173
Deferred revenue                                                                                 225,866                179,456
Liabilities related to assets held for sale                                                       19,104                247,798
                                                                                             -----------            -----------
Total liabilities                                                                              2,514,316              2,807,807
Minority interest                                                                                  9,344                 12,393
Shareholders' equity:
Preferred shares, 100,000,000 shares authorized at $0.001 per share, no shares issued and outstanding at June 30, 2007 and December 31, 2006
Common shares, 500,000,000 shares authorized at $0.001 per share, 129,917,303 issued and 128,288,610 outstanding at June 30, 2007; 130,966,141 issued and
  outstanding at December 31, 2006                                                                   132                    131
  Capital contributed in excess of par                                                         1,392,936              1,389,827
  Accumulated deficit                                                                           (652,935)              (599,596)
  Common shares held in treasury, 2,378,568 shares at June 30, 2007                              (24,991)                    --
  Accumulated other comprehensive loss                                                            (7,747)                (4,398)
                                                                                             -----------            -----------
  Total shareholders' equity                                                                     707,395                785,964
                                                                                             -----------            -----------
  Total liabilities and shareholders' equity                                                 $ 3,231,055            $ 3,606,164
                                                                                             ===========            ===========

                         AMERICAN FINANCIAL REALTY TRUST
                      Comparative Statements of Operations
                (Unaudited - in thousands, except per share data)

                                                                               Quarter Ended                Year to Date Ended
                                                                       -----------------------------   -----------------------------
                                                                       June 30, 2007   June 30, 2006   June 30, 2007   June 30, 2006
                                                                       -------------   -------------   -------------   -------------
Revenues:
  Rental revenue                                                         $  66,183       $  62,927       $ 132,922       $ 124,735
  Operating expense reimbursements                                          34,520          43,187          69,513          83,679
                                                                         ---------       ---------       ---------       ---------
Total revenues                                                             100,703         106,114         202,435         208,414

Property operating expenses:
  Ground rent and leasehold obligations                                      3,631           3,789           6,843           7,393
  Real estate taxes                                                         10,585          11,385          21,423          21,554
  Utilities                                                                 10,073          12,875          21,406          26,762
  Property and leasehold impairments                                           510           1,155           1,686           2,026
  Direct billable expenses                                                   2,172           1,533           3,637           2,730
  Other property operating expenses                                         25,076          27,797          49,322          52,124
                                                                         ---------       ---------       ---------       ---------
Total operating expenses                                                    52,047          58,534         104,317         112,589
                                                                         ---------       ---------       ---------       ---------
Property net operating income                                               48,656          47,580          98,118          95,825
Expenses:
  Marketing, general and administrative                                      5,735           7,776          10,750          14,136
  Amortization of deferred equity compensation                                 189           2,765           1,575           5,322
                                                                         ---------       ---------       ---------       ---------

Operating income                                                            42,732          37,039          85,793          76,367

Interest & other income                                                      1,766           1,454           2,743           2,467
                                                                         ---------       ---------       ---------       ---------

EBITDA                                                                      44,498          38,493          88,536          78,834

Interest expense                                                            32,868          35,097          65,756          68,995
Depreciation and amortization                                               32,791          30,948          65,252          62,761
                                                                         ---------       ---------       ---------       ---------

Loss before equity in loss from unconsolidated joint
  venture, gain on sale of properties in continuing operations,
  minority interest and discontinued operations                            (21,161)        (27,552)        (42,472)        (52,922)
  Equity in net (loss) income from unconsolidated joint ventures              (701)             19          (1,460)             19
  Net gains from disposal of properties in continuing operations               604             360             680             817
                                                                         ---------       ---------       ---------       ---------
  Loss from continuing operations before minority interest                 (21,258)        (27,173)        (43,252)        (52,086)
  Minority interest                                                           (146)          1,109              80           1,619
                                                                         ---------       ---------       ---------       ---------
  Net loss from continuing operations                                      (21,404)        (26,064)        (43,172)        (50,467)
                                                                         =========       =========       =========       =========
Discontinued operations:
Loss from operations, net of minority interest of $172, $773,
  $182, and $1,412 for the three and six months ended June 30, 2007
  and 2006, respectively                                                 $ (12,078)      $ (10,508)      $ (13,604)      $ (15,588)
Yield maintenance fees and gains from the extinguishment of debt, net of minority interest of $115, $296, $89 and $351 for the
  three and six months ended June 30, 2007 and 2006, respectively            8,123         (11,399)          6,294         (13,540)
Net gains from disposals, net of minority interest of $557, $1,594,
  $731, and $1,808 for the three and six months ended
  June 20, 2007 and 2006, respectively                                      39,497          61,428          46,708          69,644
                                                                         ---------       ---------       ---------       ---------

Net income from discontinued operations                                     35,542          39,521          39,398          40,516
                                                                         ---------       ---------       ---------       ---------

Net income (loss)                                                        $  14,138       $  13,457       $  (3,774)      $  (9,951)
                                                                         =========       =========       =========       =========
Basis and diluted income (loss) per share:
From continuing operations                                               $   (0.17)      $   (0.21)      $   (0.34)      $   (0.40)
From discontinued operations                                                  0.28            0.31            0.31            0.32
                                                                         ---------       ---------       ---------       ---------
Total basis and diluted income (loss) per share:                         $    0.11       $    0.10       $   (0.03)      $   (0.08)
                                                                         =========       =========       =========       =========

Set forth below is a reconciliation of our calculations of FFO and AFFO to net loss (unaudited, in thousands except per share data):

                                                                                                                  Six Months Ended
                                                                                   Three Months Ended                 June 30,
                                                                           ---------------------------------    --------------------
                                                                            June 30,    June 30,   March 31,    June 30,    June 30,
                                                                              2007        2006       2007         2007        2006
                                                                           --------    --------    ---------   --------    ---------
Funds from operations (NAREIT defined):
  Net loss                                                                 $ 14,138    $ 13,457    $(17,913)   $ (3,774)   $ (9,951)
  Add:
       Minority interest - Operating Partnership                                247         350        (277)        (30)       (272)
       Depreciation and amortization                                         33,611      42,430      33,158      66,769      85,952
  Less:
       Non-real estate depreciation and amortization                         (1,116)       (954)     (1,121)     (2,237)     (1,738)
       Amortization of fair market rental adjustment, net                        49         (53)        (56)         (7)        (94)
       Net gains from extinguishment of debt                                 (4,583)         --          --      (4,583)         --
       Net gains from disposals, net of income taxes                        (40,658)    (63,382)     (7,460)    (48,118)    (72,270)
                                                                           --------    --------    --------    --------    --------
  Funds from operations (NAREIT defined)                                   $  1,689    $ (8,152)   $  6,331    $  8,020    $  1,627
                                                                           --------    --------    --------    --------    --------
  Funds from operations - diluted per share                                $   0.01    $  (0.06)   $   0.05    $   0.06    $   0.01
                                                                           --------    --------    --------    --------    --------
-----------------------------------------------------------------------------------------------------------------------------------
Adjusted funds from operations:
  Funds from operations                                                    $  1,689    $ (8,152)   $  6,331    $  8,020    $  1,627

  Add:
       Economic gains                                                        13,402      13,065       4,999      18,401      15,467
       Non-real estate depreciation and amortization                          1,116         954       1,121       2,237       1,738
       Reverse straightline rental income                                    10,569      10,342      10,654      21,223      20,111
       Amortization of deferred compensation                                    189       2,765       1,386       1,575       5,321
       Amortization of deferred costs and interest
         rate cap adjustment                                                   (711)      6,571       2,685       1,974       9,136
       Straightline fee income                                                1,379         (66)       (217)      1,162         403
  Less:
       Straightline rental income                                            (2,552)     (2,344)     (2,378)     (4,930)     (4,664)
       Recurring capex and tenant improvements                               (1,130)     (1,337)     (2,049)     (3,179)     (2,375)
       Capital expenditure reimbursement revenue                               (880)        (28)       (260)     (1,140)       (145)
                                                                           --------    --------    --------    --------    --------
  Adjusted funds from operations                                           $ 23,071    $ 21,770    $ 22,272    $ 45,343    $ 46,763
                                                                           --------    --------    --------    --------    --------
  Adjusted funds from operations - diluted per share                       $   0.18    $   0.17    $   0.17    $   0.34    $   0.35
                                                                           --------    --------    --------    --------    --------
-----------------------------------------------------------------------------------------------------------------------------------

AFFO coverage ratio:
  Quarterly dividend                                                       $ 25,031    $ 35,876    $ 25,159    $ 50,293    $ 71,757
  AFFO / quarterly dividend                                                   0.92x       0.61x       0.88x       0.90x       0.65x